Exhibit 10.3

AMENDMENT TO
INCENTIVE STOCK OPTION AGREEMENTS

THIS AMENDMENT is made by Glori Energy Inc. (the “Company”) and Stuart Page (the “Optionee”),

WITNESSETH:

WHEREAS, the Company and the Optionee entered into Incentive Stock Option Agreements under the Glori Energy Inc. 2006 Stock Option and Grant Plan (formerly known as the Glori Oil Limited 2006 Stock Option and Grant Plan (the “Plan”) on March 27, 2007, October 15, 2009, October 15, 2010, December 26, 2011, June 4, 2013, June 4, 2013 and December 16, 2013 (collectively, the “Agreements”);

WHEREAS, the Optionee will incur a termination of employment with the Company on June 8, 2016;

WHEREAS, the Agreements generally provide that a Stock Option must be exercised by no later than three months after the date of termination or the Expiration Date (as defined in the Agreements), if earlier; and

WHEREAS, the Company and the Optionee have determined to amend the Agreements to provide that the Optionee may exercise the Stock Options by no later than April 1, 2017 or until the Expiration Date, if earlier; and

NOW, THEREFORE, the Agreements are amended as follows:

1. Notwithstanding anything contained in the Agreements to the contrary, the Stock Options provided for under the Agreements may be exercised by the Optionee until the earlier of (a) April 1, 2017 or (b) the Expiration Date (set forth in the Agreement). Therefore, the Stock Option provided for under the Incentive Stock Option Agreement between the Company and the Optionee that was entered into on March 27, 2007, relating to 99,944 shares (as adjusted), may not be exercised after March 27, 2017. All other Stock Options provided for under the Agreements may not be exercised after April 1, 2017.

2. The Company and the Optionee agree that the Stock Options provided for under the Agreements will not qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, the Company and the Optionee have entered into this Amendment on this 8th day of June 2016.

GLORI ENERGY INC.

By:

OPTIONEE

Stuart Page